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                                                                   Exhibit 23.04

               [LETTERHEAD OF HAMILTON MISFELDT & COMPANY, P.C.]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 14, 1994, on our audit of the statement of operations of B & B Production Company. We also consent to the reference to our firm under the caption "Experts".



/s/ Hamilton Misfeldt & Company, P.C.

HAMILTON MISFELDT & COMPANY, P.C.

Cut Bank, Montana
July 12, 1996